UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2016

Life Clips, Inc.

(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation)

333-198828	46-2378100
(Commission File Number)	(IRS Employer Identification No.)

233 S. Sharon Amity Road, Suite 201, Charlotte, NC	28211
(Address of principal executive offices)	(Zip Code)

(800) 292-8991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 29, 2016, the majority shareholders and board of directors of the Company appointed Stuart Posner, Wayne Thomas, and Charles Adelson to serve as members of the Company’s board of directors. Mr. Posner, Mr. Thomas and Mr. Adelson are all considered independent directors as that term is defined under the NASDAQ Marketplace Rules. Each of the newly appointed directors shall receive 1,000,000 stock options. 250,000 of the options shall vest immediately, and 250,000 options shall vest each 90 day period until all options have vested.

Stuart Posner: Mr. Posner is a Graduate of University of Baltimore 1969. Mr. Posner’s career began as an owner in a chain of family automobile dealerships, located in the states of Maryland and New York. Mr. Posner was formally a licensed mortgage broker and is now a licensed insurance agent in the State of Florida. Mr. Posner has extensive financial management experience working in large companies as well as smaller companies. Managing Partner for Eleven Years as Secretary and Treasurer of Investment Banking Group which he was responsible for all due diligence, accounting, reporting, budgeting treasury and administrative functions for the firm which was headquartered in Miami, Florida.

Wayne Thomas: J. Wayne Thomas has over 30 years of experience building, growing and improving companies from small start-ups to multi-billion dollar technology corporations. For more than 20 years, he served in numerous executive capacities with emphasis in the CFO and COO roles to include ten years leading public companies. Mr. Thomas has a B.S. in Business from the University of Pennsylvania, and is a licensed Certified Public Accountant.

Dr. Charles Adelson: Dr. Charles Adelson graduated from the University of Central Florida in Orlando, where he received a B.S. in Micro and Molecular Biology. Dr. Charles Adelson went on to receive his Doctor of Medical Dentistry at Nova Southeastern University’s School of Dental Medicine. He continued his studies there after completing a three-year postdoctoral surgical residency with extensive training in implant placement, periodontal s surgery, and regenerative bone therapy. Dr. Charles Adelson has participated in several medical missions sponsored by the Women of Hope. He traveled to both the inner cities and the rural areas of Jamaica, providing dental care to orphan children. In addition to dentistry and philanthropy Dr. Adelson is as well an experienced business man owning several commercial properties throughout South Florida.

Item 5.03. Amendments to articles of incorporation or bylaws; change in fiscal year

On August 29, 2016, the Company’s board of directors elected to amend the Company’s Bylaws, in order to allow for any action that may be taken by a vote of stockholders at a meeting, to be taken without a meeting if authorized by a written consent of shareholders holding at least a majority of the voting power. A copy of the amended Bylaws is filed herewith as Exhibit 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

3.02 Amended Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE CLIPS, INC.

Date: August 31, 2016	By:	/s/ Robert Gruder
Robert Gruder, Chief Executive Officer